  Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ______________ ___, _____, by and between MusclePharm Corporation, a Nevada corporation (the “Company”), and ______________________ (“Indemnitee”).

WITNESSETH:

WHEREAS, highly competent persons have become more reluctant to serve publicly traded corporations as directors, officers or in other capacities unless they are provided with adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the uncertainties relating to indemnification have increased the difficulty of retaining and attracting such persons;

WHEREAS, the Board of Directors of the Company has determined that the difficulty in retaining and attracting such persons is detrimental to the best interests of the Company’s shareholders and the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee does not regard the protection available under the Company’s Articles of Incorporation, Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve the Company without adequate protection, and the Company desires the Indemnitee to continue to serve the Company.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to provide or continue to provide services to the Company and/or certain of its affiliates as contemplated hereby, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Definitions. As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Articles of Incorporation” means the Articles of Incorporation of the Company in effect as of the date hereof (as they may be amended or restated from time to time).

“Board” means the board of directors of the Company.

“Bylaws” means the bylaws of the Company in effect as of the date hereof (as they may be amended or restated from time to time).

“NPCA” means the Nevada Private Corporation Act set forth in Chapter 78 of the Nevada Revised Statutes.

“Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company;

(ii) the acquisition by any one person, or more than one person acting as a group, of all or substantially all of the Company’s assets during the 12-month period ending on the date of the most recent acquisition. For purposes of this subsection (ii), “substantially all” means at least 60% of the assets of the Company immediately before such acquisition(s); or

(iii) when a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

“Company” has the meaning set forth in the Preamble and also includes (i) any subsidiary of the Company, and (ii) any domestic or foreign entity that is the successor to the Company by reason of a merger or other transaction in which the Company’s existence ceased upon the consummation of such transaction.

“Covered Capacity” means, with respect to any person, that such person (or a person for whom such covered person is serving as a legal representative) is or was a director, officer, fiduciary, employee or agent of the Company, or is or was serving at the request of the Company as director, manager, officer, trustee, partner, promoter, associate, member, fiduciary, employee or agent of another domestic or foreign entity or an employee benefit plan. The term “director” includes the estate or personal representative of a deceased director. The term “officer” includes the estate or personal representative of a deceased officer.

“Expenses” include all direct and indirect costs, fees and expenses of any type or nature, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, consultants, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of or otherwise participating in a Proceeding, including reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party. “Expenses” also include expenses incurred in connection with any appeal resulting from any Proceeding, including the premium for, security for, and other costs relating to, any cost bond, supersedes bond or other appeal bond or its equivalent. “Expenses” do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five (5) years previous to its or his/her selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, the Bylaws of the Company or under any agreement between Indemnitee and the Company.

“Proceeding” includes a threatened, pending or completed action, suit, arbitration, alternate dispute resolution, investigation, inquiry, administrative hearing, appeal or any other actual, threatened or completed proceedings with or brought in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature.

2. Services to the Company. Indemnitee is serving in or may serve as a director, officer, employee, agent or fiduciary of the Company. Indemnitee may also serve as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise in which the Company has an interest. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve or continue to serve the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.

3. Indemnification. To the fullest extent permitted by applicable law and subject to Section 6 of this Agreement:

(a) The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in, any Proceeding (brought in the right of the Company or otherwise), by reason of the fact that Indemnitee is or was serving or acting in a Covered Capacity, or by reason of any action alleged to have been taken or omitted by Indemnitee in any such Covered Capacity.

(b) The indemnification provided by this Section 3 shall be from and against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in accordance with Section 7 in connection with the Proceeding.

4. Indemnification for Expenses of a Witness. To the extent Indemnitee is, by reason of his or her serving or acting in a Covered Capacity, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in accordance with Section 7 in connection with the Proceeding and his or her acting as a witness in it.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually or reasonably incurred in the Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines and penalties to which Indemnitee is entitled.

6. Exclusions.

(a) Notwithstanding the foregoing, indemnification, unless ordered by a court pursuant to NRS 78.7502(2) of the NPCA or for the advancement of Expenses made pursuant to Section 7, shall not be made to or on behalf of the Indemnitee if such indemnification is in connection with a Proceeding, other than a Proceeding by or in the right of the Company, charging that the Indemnitee derived an improper personal benefit in which Proceeding the Indemnitee was adjudged liable on the basis that the Indemnitee derived an improper personal benefit.

(b) Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payments in connection with:

(i) Any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement or other indemnity provision or otherwise;

(ii) Any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended; or

(iii) Except as provided for in Sections 7 or 10(c) of this Agreement, in any Proceeding or any part of any Proceeding initiated by Indemnitee, including those initiated against the Company or its officers, directors or employees, unless (i) the Board authorizes the Proceeding or part thereof before its initiation or (ii) the Company provides the indemnification in its sole discretion, pursuant to the powers vested in the Company under applicable law.

7. Advancement of Expenses. Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding to which Indemnitee was or is a party or is otherwise involved by reason of the fact that Indemnitee is or was serving or acting in a Covered Capacity, as soon as practicable but in any event not more than ten (10) days after receipt by the Company of a statement requesting the advances, whether the statement is submitted before or after final disposition of any Proceeding. Unless otherwise required by law, the Company shall not require that Indemnitee provide any form of security for repayment of or charge any interest on any amounts advanced pursuant to this Section 7. The advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to any belief or determination as to Indemnitee’s ultimate entitlement to be indemnified. Advances shall include any and all reasonable Expenses incurred in pursuing a Proceeding to enforce the right of advancement, including Expenses incurred in preparing statements to the Company to support the advances claimed. Indemnitee qualifies for advances, to the fullest extent permitted by applicable law, if Indemnitee undertakes to repay the advance as described in NRS 78.751(2) of the NPCA to the extent it is ultimately determined by a court that the Indemnitee is not entitled to indemnification. This section does not apply to any claim made by Indemnitee for any indemnification payment that is excluded pursuant to Section 6(b) of this Agreement.

8. Procedure for Notification and Application for Indemnification. Indemnitee agrees to notify the Company in writing promptly after being served with any summons, citation, subpoena, complaint or threat of a complaint, indictment, inquiry, information request or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights or the advancement of expenses; provided, however, that the failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation it may have to Indemnitee under this Agreement or otherwise. Indemnitee may deliver to the Company a written application to indemnify and hold harmless Indemnitee in accordance with this Agreement. The application may be delivered from time to time and may be amended and supplemented and at such times as Indemnitee deems appropriate in his or her sole discretion. After a written application for indemnification is delivered by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined pursuant to Sections 9, 10 and 11 of this Agreement.

9. Procedure Upon Application For Indemnification.

(a) To the fullest extent permitted by law, the indemnification provided for in this Agreement shall be deemed mandatory. To the extent that, under applicable law, any indemnification provided for in this Agreement is treated as discretionary, any indemnification determination, unless ordered by a court or advanced pursuant to Section 7 of this Agreement, may be made by the Company only as authorized in the specific case upon a determination that the indemnification of Indemnitee is proper in the circumstances. Such determination must be made pursuant to the requirements of NRS 78.751(1).

Notwithstanding the foregoing, if at any time during the two (2) year period prior to the date of any written application for indemnification submitted by Indemnitee in connection with a particular Proceeding there shall have occurred a Change in Control, the Board shall direct (unless Indemnitee otherwise agrees in writing) that the indemnification determination shall be made by Independent Counsel in a written opinion. If the determination that indemnification or advance of Expenses is permissible is made by Independent Counsel then the Board shall authorize and direct such indemnification and advancement of Expenses.

(b) If the determination of Indemnitee’s entitlement to indemnification is to be made by Independent Counsel following a Change in Control, the Independent Counsel must be selected as provided in this Section 9(b). The Independent Counsel shall be selected by Indemnitee (which selection shall be ratified by the Board).

(c) The Company agrees to pay the reasonable fees and Expenses of Independent Counsel in accordance with Section 7 and to fully indemnify and hold the Independent Counsel harmless against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement.

(d) The Company must promptly advise Indemnitee in writing if a determination is made that Indemnitee is not entitled to indemnification and must include a description of the reasons or basis for denial. If it is determined Indemnitee is entitled to indemnification, the payment to Indemnitee must be made as soon as practicable but in no event more than ten (10) days after the determination. Indemnitee must reasonably cooperate with the persons making the determination and, upon request, must provide such persons with documents and information (which are not privileged or otherwise protected) reasonably available to Indemnitee and reasonably necessary to the determination. All Expenses incurred by Indemnitee in cooperating with the persons making the determination shall be paid by the Company (irrespective of the determination as to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless from those Expenses.

10. Presumptions and Effect of Certain Proceedings.

(a) In determining whether Indemnitee is entitled to indemnification under this Agreement, the person or persons making the determination must presume that Indemnitee is entitled to indemnification under this Agreement and the Company has the burden of proof to overcome that presumption. Moreover, if at any time during the two (2) year period prior to the date of any written application for indemnification submitted by Indemnitee in connection with a particular Proceeding or other matter there shall have occurred a Change in Control, the foregoing presumption may only be overcome by clear and convincing evidence. Neither of the following is a defense to an action seeking a determination granting indemnity to Indemnitee or creates a presumption that Indemnitee has not met the applicable standard of conduct: (i) the failure of the Company (including its directors or Independent Counsel) to have made a determination before the beginning of an action seeking a ruling that indemnification is proper nor (ii) an actual determination by the Company (including its directors or Independent Counsel) that Indemnitee has not met the applicable standard of conduct.

(b) If the persons or entity selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification has not made a determination within thirty (30) days after receipt by the Company of the request for it, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee is entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact or an omission of material fact necessary to make his or her statements not materially misleading made in connection with the request for indemnification (which misstatement or omission is shown by the Company to be of sufficient importance that it would likely alter the applicable determination) or (ii) a final judicial determination that indemnification is expressly prohibited under applicable law. The thirty (30) day period may be extended for a reasonable time, not to exceed fifteen (15) additional days, if the persons or entity making the determination requires the additional time for obtaining or evaluating documents or information.

(c) The termination of any Proceeding or any claim therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere does not (except as expressly provided elsewhere in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any particular standard of conduct, did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe his or her conduct was unlawful.

(d) In determining good faith, unless otherwise required by applicable law, Indemnitee must be deemed to have acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the directors or officers of the Company or other enterprise in the course of their duties, or on the advice of legal counsel for the Company or the enterprise or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert.

(e) The knowledge and actions or failures to act of any other director, officer, trustee, partner, member, fiduciary, agent or employee of the Company or other enterprise shall not be imputed to Indemnitee for the purposes of determining his or her right to indemnification.

11. Remedies of Indemnitee.

(a) If a determination is made that Indemnitee is not entitled to indemnification under this Agreement, any judicial Proceeding or arbitration begun pursuant to this Agreement must be conducted in all respects as a de novo trial or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination. In such a Proceeding or arbitration, Indemnitee is presumed to be entitled to indemnification and the Company has the burden of proving Indemnitee is not entitled to be indemnified. Moreover, if at any time during the two (2) year period prior to the date of any written application for indemnification submitted by Indemnitee in connection with a particular Proceeding or other matter there shall have occurred a Change in Control, the Company will be deemed to have satisfied such burden only if it meets the standard of proof by clear and convincing evidence. The Company may not refer to or introduce into evidence any determination made pursuant to Section 9(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee begins a judicial Proceeding or arbitration seeking indemnification, Indemnitee is not required to reimburse the Company for any advances pursuant to Section 7 of this Agreement until a final determination is made with respect to Indemnitee’s right to indemnification, after all rights of appeal have been exhausted or lapsed.

(b) If it has been determined that Indemnitee is entitled to indemnification, the Company is bound by that determination in any judicial Proceeding or arbitration commenced by Indemnitee seeking to compel the indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading connected with the request for indemnification (which misstatement or omission is shown by the Company to be of sufficient importance that it would likely alter the applicable determination) or (ii) a prohibition of the indemnification under applicable law. In any Proceeding or arbitration commenced by Indemnitee seeking indemnification, the Company is precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and must stipulate that the Company is bound by all the provisions of this Agreement.

12. Contribution; Joint Liability. To the fullest extent permissible under applicable law, if the indemnification rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever (other than by reason of the language of any express exclusion contained in this Agreement), the Company, instead of indemnifying and holding harmless Indemnitee, must contribute to the payment thereof, in the first instance, by paying the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to the payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee, or would be joined in the Proceeding, unless the settlement provides for a full and final release of all claims asserted against Indemnitee. The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

13. Subrogation. Subject to Section 13, if any payment is made under this Agreement, the Company is subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who must within a reasonable period of time after payment execute all papers required and take all action necessary to secure those rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce those rights.

14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, each portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, each such portion of any paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Non-Exclusivity of Rights; Amendment. The rights of Indemnitee under this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under the law, the NPCA, the Articles of Incorporation, the Bylaws or any agreement. The indemnification and advancement of Expenses for Indemnitee who has ceased to be a director, officer, employee or agent shall continue in full force and effect and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. The rights of Indemnitee under this Agreement shall be contract rights. No amendment, alteration or repeal of this Agreement can limit or restrict any right of Indemnitee under this Agreement with respect to any action taken before the amendment, alteration or repeal. If a change in applicable law permits greater indemnification than that which would be afforded under this Agreement, it is the intent of the Company that Indemnitee shall enjoy by this Section 15 the greater benefits so afforded. Except as provided in this Section 15 with respect to changes in applicable law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

16. Acknowledgment of Certain Matters. Both the Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit indemnification of Indemnitee by the Company under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

17. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

18. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

19. Certain Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (ii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective heirs, personal representatives, successors and assigns.

20. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

21. Headings. The Section headings in and referred to in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

23. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

MUSCLEPHARM CORPORATION

By:
Name:
Title:

INDEMNITEE

By:
Name: